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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 6, 2004


                         RTI INTERNATIONAL METALS, INC.

             (Exact name of registrant as specified in its charter)


             Ohio                        1-14437                52-2115953
        (State or Other                (Commission            (IRS Employer
Jurisdiction of incorporation)         File Number)       Identification Number)


                               1000 WARREN AVENUE
                               NILES, OHIO, 44446

                    (Address of Principal Executive Offices)


                                 (330) 544-7700

              (Registrant's Telephone Number, including Area Code)



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ITEM 5.  Niles, Ohio - RTI International Metals, Inc. (NYSE: RTI) announced today that it has amended its unsecured credit agreement with a group of banks led by PNC Bank of Pittsburgh as agent. The amended agreement replaces the existing $100 million facility that expires on May 31, 2005.

         The amended facility will provide RTI with $90 million of standby credit through May 31, of 2008. The Company has the option to increase the amended facility to $100 million without prior bank group approval. The terms and conditions of the amended facility remain essentially unchanged except that the tangible net worth covenant in the replaced facility was eliminated in the amended facility. The company has no plans to utilize the facility except for the issuance of letters of credit.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               RTI INTERNATIONAL METALS,  INC.


                               /s/  L. W. Jacobs
                               --------------------
                               L. W. Jacobs
                               Vice President, Chief Financial Officer and
                               Treasurer


Date:    June 4, 2004
         Niles, Ohio